                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                               DAOU SYSTEMS, INC.
-----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          -------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          -------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          -------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          -------------------------------------------------------------------
     (5)  Total fee paid:

          -------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

     ------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:

     ------------------------------------------------------------------------
(3)  Filing Party:

     ------------------------------------------------------------------------
(4)  Date Filed:

     ------------------------------------------------------------------------

                    [LOGO / LETTERHEAD OF DAOU SYSTEMS, INC.]
                                DAOU Systems, Inc.
                                5120 Shoreham Place
                           San Diego, California 92122
                               T: (619) 452-2221
                              http://www.daou.com

May 20, 1999

Dear Stockholder:

     You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held on June 22, 1999. At the meeting, the Company's management will review actions taken during the fiscal year ended December 31, 1998 and present its plans for 1999.

     The meeting will begin promptly at 2:00 p.m., local time, at the Company's principal executive offices located at 5120 Shoreham Place, San Diego, California 92122.

     The official Notice of Meeting, Proxy Statement and Proxy Card are included with this letter. The matters listed in the Notice of Meeting are described in detail in the Proxy Statement.

     The vote of every stockholder is important. Mailing your completed Proxy Card will not prevent you from voting in person at the meeting if you wish to do so. Please complete, sign, date and promptly return your Proxy Card in the enclosed envelope. Your cooperation will be greatly appreciated.

     Members of the Company's Board of Directors and management look forward to greeting personally those stockholders who are able to attend the meeting.


Sincerely,

Georges J. Daou
Chairman of the Board and Chief Executive Officer

                                DAOU SYSTEMS, INC.
                               5120 Shoreham Place
                           San Diego, California 92122

                               -------------------

                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON JUNE 22, 1999

                               -------------------

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of DAOU Systems, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive offices located at 5120 Shoreham Place, San Diego, California 92122 on June 22, 1999, at 2:00 p.m., local time, for the following purposes:

     1. To elect two (2) Class III directors of the Company for a term expiring at the annual meeting of stockholders to be held in 2002, with each Class III director to hold office until his respective successor is duly elected and qualified;

     2. To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999; and

     3. To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on May 13, 1999 will be entitled to notice of and to vote at the Meeting and any adjournments thereof. Each of these stockholders is cordially invited to be present and vote at the Meeting in person.

                                         By Order of the Board of Directors


                                         Fred C. McGee
                                         SECRETARY

San Diego, California
May 20, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE

AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS IS IMPORTANT BECAUSE A MAJORITY OF THE SHARES MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU SEND IN YOUR PROXY CARD NOW. IN ADDITION, YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE IT IS VOTED.

                                DAOU SYSTEMS, INC.

                                 PROXY STATEMENT
                                       FOR
                          ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 22, 1999

                                TABLE OF CONTENTS

                                                                        Page
GENERAL INFORMATION                                                       1

SHARES OUTSTANDING AND VOTING RIGHTS                                      3

PROPOSAL ONE: ELECTION OF CLASS III DIRECTORS                             5

PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS                       26

OTHER BUSINESS                                                           27

                                DAOU SYSTEMS, INC.
                                5120 Shoreham Place
                            San Diego, California 92122

                               -------------------
                                 PROXY STATEMENT
                                       FOR
                           ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON JUNE 22, 1999

                               -------------------

                               GENERAL INFORMATION

     Your proxy in the enclosed form is solicited by the Board of Directors (the "Board") of DAOU Systems, Inc., a Delaware corporation (the "Company"), for use at its Annual Meeting of Stockholders to be held at the principal executive offices of the Company at 5120 Shoreham Place, San Diego, California 92122 on June 22, 1999, at 2:00 p.m., local time (the "Meeting"), for the purposes set forth in the accompanying notice and at any adjournment or postponement of the Meeting. The mailing of this Proxy Statement and the accompanying Notice of Annual Meeting and form of Proxy Card (the "Proxy Card") to the stockholders of the Company is expected to commence on or about May 20, 1999.

     The shares of the Company's Common Stock, par value $0.001 per share ("Common Stock"), represented by proxy will be voted in accordance with the instructions given on the Proxy Card, subject to the proper execution of the Proxy Card and its receipt by the Company prior to the close of voting at the Meeting or any adjournment or postponement thereof. Proxies received by the Company on which no contrary instruction has been given will be voted "FOR" the election of the Class III directors to the Board nominated by the Board and "FOR" the ratification of the selection of independent auditors for the fiscal year ending December 31, 1999. A stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the Proxy Card is present at the Meeting and votes in person.

     Copies of solicitation material will be furnished to brokerage firms, nominees, fiduciaries and custodians holding shares of Common Stock in their names which are beneficially owned by others ("record holders") to forward to such beneficial owners. In addition, the Company may reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented, if deemed desirable or necessary, by either telephone, telegram, facsimile or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for any such services. The Company reserves the right, if deemed desirable or necessary, to retain a proxy solicitation firm to deliver solicitation material to record holders for distribution by them to their principals and to assist the Company in collecting proxies from such holders. The costs of these services to the Company, exclusive of out-of-pocket costs, is not expected to exceed $10,000. Except as described above, the Company does not intend to solicit proxies other than by mail.

                      SHARES OUTSTANDING AND VOTING RIGHTS

RECORD DATE AND SHARES OUTSTANDING

     Only holders of shares of Common Stock of record as of the close of business on May 13, 1999 (the "Record Date"), are entitled to vote at the Meeting. On the Record Date, 17,689,728 shares of Common Stock (collectively, the "Shares") were issued and outstanding. Each of the Shares is entitled to one vote on all matters to be voted upon at the Meeting.

QUORUM; BROKER NON-VOTES; ABSTENTIONS

     The presence, in person or by proxy duly authorized, of the holders of a majority of the Shares will constitute a quorum for the transaction of business at the Meeting and any adjournment or postponement thereof. The Shares that are voted by proxy "FOR," "AGAINST" or "WITHHELD FROM" a proposal are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting with respect to such proposal.

     Broker non-votes (i.e., Shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal on which the broker has expressly not voted. Accordingly, a broker non-vote will not affect the outcome of the voting on any proposal set forth in this Proxy Statement.

     The Class III director nominees will be elected by a plurality of votes of the Shares present in person or represented by proxy at the Meeting. Any of the Shares not voted (whether by abstention, broker non-votes or otherwise) will have no impact on the election of the Class III directors, except to the extent that the failure to vote for one Class III director nominee results in another nominee receiving a larger portion of votes. The proposal submitted to ratify the selection of the Company's auditors must be approved by the vote of the holders of a majority of the Shares represented in person or by proxy and entitled to vote at the Meeting. In determining whether such proposal has been approved, abstentions and broker non-votes will not be counted as votes for or against such proposal.

REVOCABILITY OF PROXY

     A proxy may be revoked by a stockholder at any time prior to the voting at the Meeting by written notice to the Secretary of the Company, by submission of another duly executed proxy bearing a later date or by voting in person at the Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company or its transfer agent. The mere presence at the Meeting of the stockholder who has appointed a proxy will not revoke the prior appointment.

If not revoked, the proxy will be voted at the Meeting in accordance with the instructions indicated on the Proxy Card by the stockholder or, if no instructions are indicated, will be voted "FOR" the election of the Class III directors to the Board nominated by the Board and "FOR" the ratification of the selection of independent auditors for the fiscal year ending December 31, 1999 and, as to any other matter that may be properly brought before the Meeting, in accordance with the judgment of the proxy holders.

                                   PROPOSAL ONE
                          ELECTION OF CLASS III DIRECTORS
                            (ITEM 1 ON THE PROXY CARD)

     The Board currently consists of seven (7) directors. At the Meeting, the stockholders will elect two (2) Class III directors to the Board who will hold office until their respective successors are duly elected and qualified at the 2002 annual stockholders meeting. The Board has nominated David W. Jahns and Larry D. Grandia as the two (2) Class III directors to be elected at the Meeting.

     Management knows of no reason why any of these Class III director nominees would be unable or unwilling to serve; but, in the event that any Class III director nominee is unable or unwilling to serve, the proxies will be voted for the election of such other person(s) for the office of Class III director as management may recommend in the place of such nominee.

INFORMATION REGARDING CLASS III DIRECTOR NOMINEES

     The following table sets forth the names, ages, principal occupations for the periods indicated and other directorships of the two (2) Class III director nominees, each of whom is currently a director of the Company. Information as to the stock ownership of each Class III director nominee and all current directors and executive officers of the Company as a group is set forth below under "Security Ownership of Certain Beneficial Owners and Management."

                                 Principal Occupation for the Past Five        Director
Name                Age               Years and Other Directorships              Since
CLASS III

Larry D. Grandia     52          Mr. Grandia has served as a director of         1998
                                 the Company since June 1998 and as its
                                 President since March 1999.  From 1971
                                 to March 1999, he served in various
                                 information systems and administrative
                                 positions with Intermountain Health Care,
                                 an integrated delivery network based in
                                 Salt Lake City, Utah.  While employed
                                 with Intermountain Health Care, Mr.
                                 Grandia led its information systems
                                 operations from 1976 to March 1999, and
                                 served as its Corporate Vice President
                                 and Chief Information Officer from
                                 November 1995 to March 1999.  He served
                                 as a member of the DAOU CIO Advisory
                                 Board from 1995 (and as its Co-Chair from
                                 1996) until late 1998.  Mr. Grandia holds
                                 a B.S. in General Engineering/Industrial
                                 Management from the University of Wyoming
                                 and a Masters of Engineering Administration
                                 from the University of Utah.

David W. Jahns       33          Mr. Jahns has been a director of the Company    1995
                                 since October 1995.  Mr. Jahns joined
                                 Galen Associates, a venture capital
                                 investment firm, in January 1993, and
                                 has served as Vice President since January
                                 1994.  He also serves as General Partner
                                 of Galen Partners III, L.P. and Galen
                                 Partners International III, L.P.  Prior
                                 to his service with Galen Associates, he
                                 earned an M.B.A. from the J.L. Kellogg
                                 Graduate School of Business.  Mr. Jahns
                                 currently serves on the board of directors
                                 of various private healthcare services and
                                 technology companies.  He holds a B.A.
                                 in Political Science and Economics from
                                 Colgate University.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The two (2) Class III director nominees receiving the highest number of affirmative votes of the Shares present in person or represented by proxy at the Meeting and entitled to be voted for each of them shall be elected as Class III directors of the respective classes of the Company. Votes withheld from any Class III director nominee are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law. Stockholders do not have the right to cumulate their votes in the election of directors. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or if no direction is made, for the election of the Board's nominees. If any of the Class III director nominees is unable or declines to serve as a Class III director at the time of the Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy. It is not presently expected that any of the nominees will be unable or will decline to serve as a Class III director. THE BOARD RECOMMENDS A VOTE "FOR" THE TWO (2) CLASS III DIRECTOR NOMINEES ABOVE LISTED.

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

     Information concerning the Company's current executive officers and directors is set forth below.

Name                             Age    Position
----                             ---    --------
Georges J. Daou(1)               38     Chairman of the Board and Chief
                                        Executive Officer

Larry Grandia                    52     President and Director

Robert J. McNeill                60     Executive Vice President and Chief
                                        Operating Officer

Fred C. McGee                    52     Executive Vice President, Chief
                                        Financial Officer and Secretary

Darryl  Bollinger                47     Senior Vice President of Application
                                        Implementation Services

Stephen M. Casey                 39     Senior Vice President of Integration
                                        Services

D. Parker Hinshaw                49     Senior Vice President of Sales

Vincent K. Roach                 54     Senior Vice President of Consulting
                                        Services

Mark Zielazinski                 41     Senior Vice President of Infrastructure
                                        Services

Joel Zettl                       44     Senior Vice President of Finance

Daniel J. Daou(1)                33     Vice Chairman of the Board

Richard B. Jaffe(2), (3)         45     Director

David W. Jahns(2)                33     Director

John H. Moragne(3)               41     Director

Kevin M. Fickenscher(2), (3)     48     Director

----------
(1)  Georges J. Daou and Daniel J. Daou are brothers.
(2)  Member of the Audit Committee.
(3)  Member of the Compensation Committee.

     A description of the background of each of the Class III director nominees has been provided above under "Information Regarding Director Nominees." A description of the background of each of the other directors and executive officers who are not Class III director nominees follows:

     MR. GEORGES DAOU, a founder of the Company, has served as Chairman of the Board and Chief Executive Officer since the Company's inception in 1987. Mr. Daou sits on the boards of various healthcare and community organizations, including the College of Healthcare Management Executives and the Healthcare Information Managers Association. He holds a B.S. in Electrical Engineering and an M.S. in Information and Communication Theory from the University of California, San Diego.

     MR. McNEILL joined the Company as Executive Vice President and Chief Operating Officer in November 1996. From September 1981 through November 1996, he served in various executive capacities with Shared Medical Systems Corporation ("SMS"), a healthcare information services company. In his last position with SMS as Senior Vice President of Marketing, Mr. McNeill was responsible for marketing and professional services and managed several business units, including networking and imaging systems integration. He holds a B.S. in Accounting from St. Joseph's University.

     MR. McGEE joined the Company as Senior Vice President and Chief Financial Officer in August 1996, and currently serves as its Executive Vice President, Chief Financial Officer and Secretary. From October 1988 through July 1996, Mr. McGee was Vice President of Finance and Chief Financial Officer of Infrasonics, Inc., a publicly-traded manufacturer of medical devices used in respiratory care. Prior thereto, Mr. McGee held various financial and management positions with Sears Roebuck & Co. and other retail, wholesale and manufacturing companies. He holds a B.S. in Finance from San Diego State University.

     MR. BOLLINGER has served as Senior Vice President of Application Implementation Services since January 1999, and as President of DAOU-RHI, Inc., a subsidiary of the Company, since December 1998. From July 1998 to December 1998, Mr. Bollinger was Vice President of DAOU-RHI, Inc., and from November 1997 to May 1998, Mr. Bollinger was President of Healthcare Transition Resources, Inc., a healthcare information technology staffing company that the Company acquired in July 1998. Prior thereto, Mr. Bollinger was Vice-President of Operations at Management Prescriptions, Inc., a healthcare quality management firm, from June 1995 to October 1997, and Vice-President of HSS, Inc., a healthcare consulting firm, from March 1993 to May 1995. Mr. Bollinger holds a Master of Science in Health Care Administration from Trinity University and a B.S. in Accounting from Georgia Southwestern College.

     MR. CASEY has served as Senior Vice President of Integration Services since January 1999, and as President, Chief Executive Officer and a Director of DAOU-Sentient, Inc., a subsidiary of the Company, since April 1998. Prior thereto, from August 1993 to March 1998, Mr. Casey was President of Sentient Systems, Inc., a technical services firm for the healthcare industry that the Company acquired in March 1998.

Mr. Casey holds a B.S. in Business Administration from the University of Maryland University College, and is currently enrolled in the M.B.A. program at the Wharton School of Business at the University of Pennsylvania.

     MR. HINSHAW has served as Senior Vice President of Sales of the Company since January 1999, and as Vice-President of DAOU-RHI, Inc., a subsidiary of the Company, since June 1998. From January 1993 to July 1998, Mr. Hinshaw was Chairman of the Board of Directors of Resources In Healthcare Innovations, Inc., an information technology staffing firm that the Company acquired in July 1998. Mr. Hinshaw holds a B.S. in Business Administration from Indiana University.

     MR. ROACH has served as Senior Vice President of Consulting Services since January 1999, and as President of DAOU-TMI, Inc., a subsidiary of the Company, since June 1998. From December 1983 to June 1998, Mr. Roach was President of Technology Management, Inc., a management consulting firm that the Company acquired in June 1998. Mr. Roach holds a B.A. from Wabash College.

     MR. ZIELAZINSKI joined the Company in February 1996 as Midwest Regional Vice President, and has served as Senior Vice President of Infrastructure Services since January 1999. From July 1995 to February 1996, Mr. Zielazinski was Vice President and Chief Information Officer of Columbus Cabrini Health System, a multi-hospital group based in Chicago, Illinois. Prior thereto, from May 1993 to July 1995, Mr. Zielazinski served as Chief Information Officer of Holmes Regional Medical Center, a Florida-based multi-hospital corporation. Mr. Zielazinski holds a B.S. in Political Science from Illinois State University.

     MR. ZETTL joined the Company as Vice-President of Finance in September 1997, and has served as Senior Vice President of Finance since January 1999. Prior thereto, Mr. Zettl was Controller of Nellcor Puritan Bennett, Inc., a medical supplies and equipment manufacturing firm, from April 1996 to September 1997, and Controller of Infrasonics, Inc., a publicly-traded manufacturer of medical devices used in respiratory care, from July 1994 to April 1996. Mr. Zettl holds a B.A. in Accounting from the University of Wisconsin-Milwaukee and an M.B.A. from the University of Wisconsin-Madison and is a Certified Management Accountant as governed by the Institute of Management Accounting.

     MR. DANIEL DAOU, a founder of the Company, has served as a director since the Company's inception in 1987 and as President from December 1994 to March 1999. Mr. Daou currently serves as the Vice Chairman of the Board of Directors and a consultant to the Company. From November 1992 to December 1994, he was the President of Complex Network Solutions, Inc., an engineering services company. From July 1987 to November 1992, Mr. Daou served as Vice President of the Company. He holds a B.S. in Computer Engineering from the University of California, San Diego.

     MR. JAFFE has been a director of the Company since December 1997. Mr. Jaffe has served as the Chairman, President and Chief Executive Officer for Safeskin Corporation ("Safeskin") since May 1996, and has served as a director of Safeskin since April 1988. Between March 1993 and May 1996, he was the Vice Chairman of the Board of Directors and Co-Chief Executive Officer of Safeskin. Mr. Jaffe served as the President of Safeskin Corporation (Malaysia) Sdn. Bhd. and Chief Operating Officer of Safeskin between April 1988 and March 1993. From 1985 to 1987 he served on the executive operating committee of the Coca-Cola Foods Division. Mr. Jaffe holds a B.S. in Industrial and Labor Relations from Cornell University.

     MR. MORAGNE has been a director of the Company since October 1995. Mr. Moragne has been a managing director of Trident Capital, Inc., a private investment firm, since May 1993 and a member of Trident Capital Management, LLC, an affiliated entity, since October 1995. From August 1989 to May 1993, Mr. Moragne was a principal of Bain Capital, a private investment firm, as well as a principal of Information Partners, a private equity firm associated with Dun & Bradstreet Enterprises and Bain Capital. He currently serves on the board of directors of various private information technology companies. Mr. Moragne holds a B.A. from Dartmouth College, an M.S. from the Stanford Graduate School of Applied Engineering and an M.B.A. from the Stanford Graduate School of Business.

     DR. FICKENSCHER has been a director of the Company since March 1998.
Dr. Fickenscher is Senior Vice President and Chief Medical Officer at Catholic Healthcare West, a regional, integrated healthcare system, since April 1997. From April 1994 to April 1997, he was Senior Vice President and Chief Medical Officer at Aurora Health Care, a regional, vertically
integrated healthcare system.   Dr. Fickenscher holds a B.A. in Psychology at
the University of North Dakota, and an M.D. from the University of North Dakota School of Medicine.

BOARD OF DIRECTORS

     The Company's Bylaws provide for a range of one to 11 directors, with the current authorized number set at eight. The Company's Certificate of Incorporation provides that the Board is classified into three classes, with the directors of each class to be elected for a term of three years and to hold office until their successors are duly elected and qualified. At each annual meeting of stockholders, the successors to the class of directors whose term then expires will be elected to hold office for a term expiring at the annual meeting of stockholders held subsequently in three years. In each case, a director serves for the designated term and until his or her respective successor is duly elected and qualified, unless he resigns or his seat on the Board becomes vacant due to his death, removal or other cause.

     In addition to the Class III director nominees to be elected at the Meeting, Georges J. Daou and Richard B. Jaffe currently serve as Class I directors (term expiring at the 2001 annual meeting of stockholders) and Daniel J. Daou, John H. Moragne and Kevin M. Fickenscher, M.D. currently serve as Class II directors (term expiring at the 2000 annual meeting of stockholders).

BOARD MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 1998 ("Fiscal 1998"), the Board held four regular meetings and one special meeting. Each director attended at least 75% of the meetings held during Fiscal 1998 which occurred on or after the initiation of his term as a director.

     The Board has a compensation committee (the "Compensation Committee") consisting of Messrs. Moragne, Jaffe and Fickenscher, and an audit committee (the "Audit Committee") consisting of Messrs. Jahns, Jaffe and Fickenscher. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for the Company's officers and employees. The Audit Committee aids management in the establishment and supervision of the Company's financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent auditors prior to the presentation of financial statements to the stockholders and, if appropriate, initiates inquiries into aspects of the Company's financial affairs. Officers are elected by and serve at the discretion of the Board. The Company does not have a Nominating Committee nor a committee that performs equivalent functions of a Nominating Committee.

     During Fiscal 1998, the Audit Committee held four meetings, and the
Compensation Committee held four meetings.   Each director who served on the
Audit Committee or the Compensation Committee attended at least 75% of such respective committee's meetings held during Fiscal 1998 which occurred on or after the initiation of his term as a director.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) under the Securities Exchange Act of 1934, requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent (10%) stockholders are required by regulations of the SEC to furnish the Company with copies of all Section 16(a) forms that they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, the Company's officers, directors and greater than ten percent (10%) stockholders complied with all applicable Section 16(a) filing requirements.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of April 9, 1999 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director and director nominee of the Company, (iii) each of the Chief Executive Officer and four most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of Fiscal 1998 (collectively, the "Named Executive Officers") set forth below in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investing power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable community property laws, and their address is 5120 Shoreham Place, San Diego, California 92122.

Name and Address of Beneficial Owner                                 Shares Beneficially Owned(1)
                                                                       Number           Percent
Wellington Management Company, LLP(2)                                 1,699,700           9.6%
Georges J. Daou(3)                                                    1,212,367           6.9
  Chairman of the Board and Chief Executive Officer
Daniel J. Daou(4)                                                     1,157,692           6.5
  Vice Chairman of the Board
D. Parker Hinshaw                                                     1,103,032           6.2
  Senior Vice President of Sales
Eileen M. Weldon                                                        885,519           5.0
Robert J. McNeill                                                        40,060            *
  Executive Vice President and Chief Operating Officer
Larry D. Grandia(5)                                                      47,364            *
  President and Director
Fred C. McGee(6)                                                         32,112            *
  Executive Vice President, Chief Financial Officer and Secretary
Richard B. Jaffe(7)                                                      21,667            *
  Director
David W. Jahns(8)                                                        21,045            *
  Director
John H. Moragne(9)                                                       21,569            *
  Director
Kevin M. Fickenscher                                                       --              *
  Director
All directors and executive officers as a group                       4,556,670          25.8
  (15 persons)(10)

___________

*   Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants exercisable within 60 days of April 9, 1999 are deemed outstanding for computing the percentage of the person or entity holding such options but are not deemed outstanding for computing the percentage of any other person.

(2) Data based on information contained in a Schedule 13G/A filed with the SEC on February 8, 1999 on behalf of Wellington Management Company LLP ("WMC"). The address of WMC is 75 State Street, Boston, Massachusetts
     02109.   WMC may be deemed to beneficially own 1,699,700 shares of
     Common Stock. WMC neither has sole voting power nor sole dispositive power over these shares of Common Stock.

(3) These shares are owned by the Georges J. Daou Trust dated May 2, 1996, of which George J. Daou is trustee.

(4) These shares are owned by the Daniel and Robin Daou Family Trust, dated May 29, 1996, of which Daniel J. Daou and Robin Lyn Daou are trustees. Mr. Daou's service as President ended on March 15, 1999. He currently serves as Vice Chairman of the Board.

(5) Includes 33,011 shares issuable under stock options exercisable within 60 days of April 9, 1999.

(6) Includes 31,281 shares issuable under stock options exercisable within 60 days of April 9, 1999.

(7) These shares are owned by the Jaffe Family Trust, dated October 4, 1990, of which Richard B. Jaffe and Ann L. Jaffe are trustees. Includes 11,667 shares issuable under stock options exercisable within 60 days of April 9, 1999.

(8) Consists of 21,045 shares issuable under stock options exercisable within 60 days of April 9, 1999.

(9) Includes 21,045 shares issuable under stock options exercisable within 60 days of April 9, 1999.

(10) Includes 202,942 shares issuable under stock options held by directors and executive officers exercisable within 60 days of April 9, 1999.

                            EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

     Directors of the Company have not historically and do not currently receive cash for services that they provide as directors or as committee members. As consideration for joining the Board, the Company granted to each of the following outside directors (at the time of grant) options to purchase shares of Common Stock, in each case exercisable at the date of issuance and vesting over three years from the date of issuance: Mr. Jaffe (35,000 options); Mr. Grandia (35,000 options); Dr. Fickenscher (10,000 options); Mr. Moragne (21,045 options); and Mr. Jahns (21,045 options). The Company may elect to pay cash compensation or grant additional options to directors in the future.

EXECUTIVE OFFICER COMPENSATION

     The following table shows for the three (3) years ended December 31, 1998 the cash and other compensation awarded to, earned by or paid to the Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                         Annual Compensation            All Other
Name and Principal Position                                Salary         Bonus        Compensation
Georges J. Daou                                  1998    $200,000        $200,000       $10,701(1)
  Chairman of the Board and                      1997     200,000                         4,908(2)
  Chief Executive Officer                        1996     201,923          35,409         4,774(3)

Daniel J. Daou(4)                                1998     200,000         200,000         6,260(5)
  Vice Chairman of the Board                     1997     200,000              --         5,994(6)
                                                 1996     201,923          41,129         8,244(7)

Robert J. McNeill                                1998     175,020          80,000         2,150(8)
  Executive Vice President and                   1997     175,000         120,000         8,975(9)
  Chief Operating Officer                        1996      16,827(10)          --       105,000(11)

Fred C. McGee                                    1998     144,251          65,000            --
  Executive Vice President,                      1997     109,038          61,500         2,375(12)
  Chief Financial Officer and Secretary          1996      44,269(13)          --            --

Daniel L. Porter(14)                             1998     127,664          40,936            --
  Executive Vice President, Human Resources      1997     125,000          10,000            --
                                                 1996     105,000           8,000            --

___________

(1) Includes $8,061 of automobile expenses and $2,640 of health insurance benefits.

(2) Includes $4,310 of automobile expenses and $598 of health insurance benefits.

(3) Includes $3,056 of automobile expenses and $1,718 of health insurance benefits.

(4) Mr. Daou's service as President of the Company ended on March 15, 1999. He currently serves as Vice Chairman of the Board and a consultant to the Company.

(5) Includes $5,180 of automobile expenses and $1,080 of health insurance benefits.

(6) Includes $1,782 of automobile expenses, $1,898 of health insurance benefits and $2,314 of contributions made by the Company under its 401(k) plan.

(7) Includes $2,480 of automobile expenses, $3,536 of health insurance benefits and $2,228 of contributions made by the Company under its 401(k) plan.

(8)  Consists of $2,150 in health insurance benefits.

(9) Includes $6,600 of automobile expenses and $2,375 of contributions made by the Company under its 401(k) plan.

(10) The Company hired Mr. McNeill in November 1996 at an annual salary of $175,000.

(11) Reflects a one-time signing bonus.  See "--Compensatory
     Arrangements--Robert J. McNeill."

(12) Consists of $2,375 in contributions made by the Company under its 401(k) plan.

(13) The Company hired Mr. McGee in August 1996 at an annual salary of $130,000.

(14) Mr. Porter's service as the Company's Executive Vice President, Human Resources ended on January 1, 1999.

1996 STOCK OPTION PLAN

     The 1996 Stock Option Plan (the "1996 Option Plan") provides for the grant of ISOs to employees and nonstatutory stock options to employees, directors and consultants. A total of 4,000,000 shares of Common Stock have been reserved for issuance under the 1996 Option Plan, under which options to purchase 3,226,794 shares of Common Stock were outstanding as of December 31, 1998. The number of shares of Common Stock underlying options issued under the 1996 Option Plan cannot exceed twenty-five percent (25%) of the number of the Company's outstanding shares of Common Stock at the end of the immediately preceding fiscal quarter. Options granted under the 1996 Option Plan typically vest over five years. A committee (the "Option Committee") consisting solely of outside directors within the meaning of Section 162(m) of the Internal Revenue Code is currently responsible for administering the 1996 Option Plan and determining the exercise price of options granted thereunder to executive officers of the Company.

The Option Committee has delegated to Daniel J. Daou, the Company's Vice Chairman of the Board, the administration of the 1996 Option Plan with respect to employees (except for executive officers) and consultants (except for directors). The exercise price of ISOs must be at least equal to the fair market value of the Common Stock on the date of grant. In addition, the exercise price of any stock option granted to an optionee who owns stock representing more than 10% of the voting power of all classes of stock of the Company must equal at least 110% of the fair market value of the Common Stock on the date of grant. The exercise price may be paid in such consideration as determined by the Board. No individual may receive options to purchase more than a total of 150,000 shares of Common Stock under the 1996 Option Plan. With respect to any participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company, the term of the option is limited to five years or less. The term for all other options may not exceed ten years.

     The Board may amend or modify the 1996 Option Plan at any time without the consent of the optionees, so long as such action does not adversely affect their outstanding options. The 1996 Option Plan will terminate in 2006, unless terminated earlier by the Board. Each outstanding option provides that, in the event of a "change in control," including the dissolution or liquidation of the Company or a merger of the Company with or into another corporation, each optionee will be entitled to exercise up to 70% of the shares of Common Stock underlying his unvested options immediately prior to the consummation of such "change in control" event.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning stock options awarded to each of the Named Executive Officers during Fiscal 1998. All such options were awarded under the 1996 Option Plan.

Name                                          Individual Grants

                      Number of     Percent of     Exercise      Fair      Expiration      Potential Realizable Value at
                      Securities       Total         Price       Market       Date       Assumed Annual Rates of Stock Price
                      Underlying      Options      ($/SH)(2)   Value on                    Appreciation for Option Term(3)
                        Options      Granted to                Date of
                        Granted     Employees in                Grant
                         (#)           Fiscal                   ($/SH)
                                      1998(1)
                                                                                            0%($)      5%($)      10%($)
Georges J. Daou           --             -             --          --         --               -         --          --
Daniel J. Daou(4)         --             -             --          --         --               -         --          --
Robert J. McNeill         --             -             --          --         --               -         --          --
Fred C. McGee             --             -             --          --         --               -         --          --
Daniel L. Porter(5)     5,600            *           21.75       21.75       2008              0      76,599     194,118

      ----------
      *   Less than one percent.

      (1) Percentages include options to purchase 2,609,045 shares of Common Stock.

      (2) The exercise price is to be paid in cash, by surrendering shares of Common Stock held by optionee for more than 12 months, or in any combination of such consideration or such other consideration and method of payment permitted under applicable law.

      (3) The 0%, 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 0%, 5% or 10% levels or at any other defined level.

      (4) Mr. Daou's service as President of the Company ended on March 15, 1999. He currently serves as Vice Chairman of the Board and a consultant to the Company.

      (5) Mr. Porter's service as the Company's Executive Vice President, Human Resources ended on January 1, 1999.

     The following table sets forth certain information regarding options to purchase shares of Common Stock held as of December 31, 1998 by each of the Named Executive Officers.

             AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1998 AND FISCAL
                            YEAR-END OPTION/SAR VALUES

                                                                Value of Unexercised
                              Number of Securities                 In-the-Money
                        Underlying Unexercised Options at           Options at
                                December 31, 1998               December 31, 1998(1)
Name                       (Exercisable/Unexercisable)       (Exercisable/Unexercisable)
Georges J. Daou                        --                                 --
Daniel J. Daou(2)                      --                                 --
Robert J. McNeill(3)            40,060 / 172,240                  $52,641 / $157,922
Fred C. McGee                   14,654 / 100,535                   $5,603 / $73,561
Daniel L. Porter(4)             19,178 / 87,251                   $19,515 / $64,509

----------

(1) Calculated by determining the difference between the closing bid price of the Common Stock underlying the option as quoted on the Nasdaq National Market System on December 31, 1998 ($6.1560) and the exercise price of the option.

(2) Mr. Daou's service as President of the Company ended on March 15, 1999. He currently serves as Vice Chairman of the Board and a consultant to the Company.

(3) The Company has agreed to pay to Mr. McNeill a cash bonus in the amount of the difference, if any, between (i) the net value of the options at the end of the third anniversary of their date of issuance and (ii) $1,550,000. See "--Compensatory Arrangements--Robert J. McNeill."

(4) Mr. Porter's service as Executive Vice President, Human Resources ended on January 1, 1999.

COMPENSATORY ARRANGEMENTS

     ROBERT J. McNEILL. Effective November 11, 1996, the Company entered into an employment agreement with Robert J. McNeill, the Company's Executive Vice President and Chief Operating Officer. The agreement provides for: (i) a base salary of $175,000 per year; (ii) a one-time signing bonus not to exceed $105,000; (iii) up to $120,000 in annual bonus compensation, subject to achievement by the Company of specified performance goals; and (iv) a grant of non-qualified stock options to purchase 140,300 shares of Common Stock at an exercise price of $4.28 per share. With respect to the option grant, the Company has agreed to pay to Mr. McNeill a cash bonus in the amount of the difference, if any, between (i) the net value of the options at the end of the third anniversary of their date of issuance and (ii) $1,550,000. The agreement also contains provisions designed to ensure that the after-tax effect of the options issued to Mr. McNeill will be equivalent to the result that would pertain had such options been issued as incentive stock options ("ISOs") rather than non-qualified stock options. To accomplish this, the agreement provides that (i) the Company will loan to Mr. McNeill on an interest-free basis an amount of money equal to the tax liability that he incurs upon exercise of the options in excess of the amount that would have been incurred had the options been originally issued as ISOs, and (ii) this loan will become due and payable at the earlier of (a) the time of sale or disposition of the shares subject to the options, (b) the termination date of Mr. McNeill's employment with the Company or (c) January 17, 2002. The loan amount subject to repayment will be reduced by the amount, if any, by which the cumulative tax liability upon exercise of the options and upon disposition of the underlying shares by Mr. McNeill exceeds the tax that would have been incurred had the options originally been issued as ISOs. In the event that Mr. McNeill is terminated without cause, he will be entitled to severance payments in an aggregate amount not to exceed 18 months of compensation.

     LARRY D. GRANDIA. Effective March 15, 1999, the Company entered into a consulting agreement with Larry D. Grandia for service as the Company's President. Under the agreement, Mr. Grandia will receive monthly payments of $30,000 for a term of one year. Mr. Grandia also will receive an aggregate cash payment of $1,500,000 if a "change in control" of the Company occurs during the term of the agreement. Furthermore, during the term of the consulting agreement, Mr. Grandia may elect, under certain circumstances, to enter into an employment agreement with the Company, which agreement would provide to Mr. Grandia, among other things: (i) an annual base salary of $230,000; (ii) a one-time signing bonus of $50,000; (iii) up to $150,000 in annual bonus compensation; (iv) a grant of options to purchase 400,000 shares of Common Stock at an exercise price equal to the fair market value per share on the date of grant; provided that, if a "change in control" of the Company occurs, then, in most cases, 70% of the unvested stock options would vest immediately; (v) a $200,000 loan to Mr. Grandia that would be forgiven depending on the timing of a "change in control;" (vi) payment to Mr. Grandia of $1,500,000 if the Company either terminates Mr. Grandia without "cause" or does not offer an employment agreement acceptable to Mr. Grandia on or before August 15, 2001; (vii) payment of a merger and acquisition success fee ranging from $500,000 to $750,000 depending on the timing of the merger if he assists in negotiations related to a "change in control" of the Company; and
(viii) if an acquiring party in a "change in control" transaction does not offer a position acceptable to Mr. Grandia, then the acquiring party must pay to Mr. Grandia an amount equal to one and one-half times the aggregate of his annual base salary and his performance bonus compensation.

     DANIEL J. DAOU. In April, 1999, the Company entered into a consulting agreement and a separation and release agreement with Daniel J. Daou, the Company's Vice Chairman of the Board and former President, in connection with the termination of his employment as the Company's President. Under the consulting agreement, Mr. Daou will provide consulting services to the Company during the six-month period commencing on April 15, 1999 for a monthly consulting fee of $16,666.50. The separation and release agreement provides for, among other things, a severance payment of $300,000, payable in 18 equal monthly installments beginning on November 15, 1999. These payments will be delayed indefinitely, however, if, for the immediately previous financial quarter, the Company's financial statements do not reflect (1) net income of at least $500,000 and (2) "liquid assets" of $10,000,000. For purposes of this determination, "liquid assets" mean (i) cash and cash equivalents, plus (ii) short term investments, minus (iii) outstanding balances under lines of credit and current portions of long-term debt. The agreement also restricts Mr. Daou from engaging in any activities competitive to the Company during the severance period.

SECTION 401(k) PLAN

     In August 1994, the Company adopted a 401(k) Salary Savings Plan (the "401(k) Plan") covering the Company's full-time employees located in the United States. The 401(k) Plan is intended to qualify under Section 401(k) of the Internal Revenue Code, so that contributions to the 401(k) Plan by employees or by the Company, and the investment earnings thereon, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($10,000 in 1999) and to have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan permits, but does not require, additional matching contributions to the 401(k) Plan by the Company on behalf of all participants in the 401(k) Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during Fiscal 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has an employment agreement with Robert J. McNeill, its Executive Vice President and Chief Operating Officer. See "--Compensatory Arrangements--Robert J. McNeill."

     The Company has a consulting agreement with Larry D. Grandia, its President and a director. See "--Compensatory Arrangements--Larry D. Grandia."

     The Company has a separation and release agreement and consulting agreement with Daniel J. Daou, its Vice Chairman of the Board. See "--Compensatory Arrangements--Daniel J. Daou."

     All future transactions, including any loans from the Company to its officers, directors, principal stockholders or affiliates, will be approved by a majority of the Board, including a majority of the disinterested members of the Board or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                       REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     The Compensation Committee makes recommendations to the Board regarding compensation of the Company's officers and directors and oversees the administration of the Company's employee stock option plans and stock purchase plans, if any. All decisions of the Compensation Committee relating to compensation of the Company's executive officers are reviewed and approved by the entire Board.

COMPENSATION POLICY

     The Company's executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers. The Compensation Committee attempts to achieve these goals by integrating on an individualized basis competitive annual base salaries with stock options through the Company's stock option plan and otherwise. The Compensation Committee believes that cash compensation in the form of salary and bonus provides the Company's executives with short term rewards for success in operations, and that long term compensation through the award of stock options better coordinates the objectives of management with those of the stockholders with respect to the long term performance and success of the Company. The Compensation Committee generally takes into consideration a variety of subjective and objective factors in determining the compensation packages for executive officers, including how compensation compares to that paid by competing companies and the responsibilities and performance by each executive and the Company as a whole. In making its determinations, the Compensation Committee attempts to address the unique challenges which are present in the industry in which the Company competes against a number of public and private companies with respect to attracting and retaining executives and other key employees. Furthermore, the Compensation Committee has retained an employment compensation firm during the current fiscal year to assist the Compensation Committee in certain matters concerning senior executive compensation.

     The Compensation Committee has relied heavily on the equity/option position of senior executives as an important mechanism to retain and motivate executives and key employees while at the same time aligning their interests with those of the stockholders generally. The Compensation Committee believes that option grants are instrumental in motivating employees to meet the Company's future goals.

BASE SALARY

     The base salary of the Company's executive officers is set at an amount which the Compensation Committee believes is competitive with the salaries paid to the executive officers of other companies of comparable size in similar industries. In evaluating salaries, the Compensation Committee utilizes publicly available information and surveys of the compensation practices of information technology companies.

The Compensation Committee also relies on information provided by the Company's Human Resources Department and its knowledge of local pay practices. Furthermore, the Compensation Committee considers the executives' performance of their job responsibilities and the overall financial performance of the Company. The Compensation Committee recognized the revenues and earnings generated by the Company during its fiscal year ended December 31, 1997 when establishing the salaries for Fiscal 1998.

BONUSES

     Each of the Company's executive officers is eligible to receive bonus compensation according to varying performance standards depending on the specific job function. During Fiscal 1998, the Compensation Committee determined the bonus compensation based on the following criteria:

- Chief Executive Officer and President -- certain improvements in balance sheet results by December 31, 1998, the Company's ability to integrate six acquisitions and submission and Board approval of a revised budget and marketing plans before December 31, 1998;

- Executive Vice President/Chief Operating Officer -- achievement of quarterly revenue and profit targets; and

- Executive Vice President/Chief Financial Officer -- completion of the Company's proposed acquisitions and achievement of certain financial results and controls.

The other executive officers received bonus compensation under the Company's corporate bonus plan, except for those executive officers who received bonus compensation based on sales and project delivery objectives and criteria.

STOCK OPTION GRANTS

     The Company provides its executive officers with long-term incentives through stock option grants of stock options. An initial grant of options is made at the time an executive is hired and the Compensation Committee considers periodically additional grants based on the performance of both the individual executives and the Company as a whole. The Compensation Committee takes into account the executive's position and level of responsibility, existing stock and unvested option holdings and the potential reward if the stock price appreciates in the public market. The exercise price of all options is equal to the closing market price of the Common Stock on the date of grant and the options generally vest over a five-year period.

     The 1996 Option Plan currently qualifies for exclusion under Section 162(m) of the Internal Revenue Code with respect to new option issuances. The Compensation Committee has decided at this time not to take any further action to limit or restructure the elements of other compensation payable to any of the Named Executive Officers.

The Compensation Committee will reconsider this decision in the event that the individual compensation of any of the Named Executive Officers approaches the $1 million level.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Georges J. Daou has served as the Chief Executive Officer of the Company since its inception in 1987. In setting compensation levels for the Chief Executive Officer, the Compensation Committee reviews competitive information reflecting compensation practices for similar technology companies and examines the Chief Executive Officer's performance relative to the Company's overall financial results. The Compensation Committee also considers the Chief Executive Officer's achievements against the same pre-established objectives and determines whether the Chief Executive Officer's base salary, target bonus and target total compensation approximate the competitive range of compensation for chief executive officer positions in the information technology industry.

     In Fiscal 1998, Georges J. Daou received $200,000 in salary and received a $200,000 bonus based upon the Company's achievement of certain performance milestones established by the Compensation Committee.

COMPENSATION ARRANGEMENTS GENERALLY

     Overall, the Compensation Committee believes that the compensation arrangements for the Company's executives serve the long term interests of the Company and its stockholders and that, in particular, equity/option positions are an important factor in attracting and retaining key executives. The Compensation Committee intends to continue to review and analyze its policies in light of the performance and development of the Company and the environment in which it competes for executives and to retain outside compensation consultants from time to time to assist the Compensation Committee in such review and analysis.

                                        Compensation Committee:

                                        John H. Moragne
                                        Richard. B. Jaffe
                                        Kevin M. Fickenscher

May 20, 1999

     The foregoing reports of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                  PERFORMANCE GRAPH

                         COMPARE CUMULATIVE TOTAL RETURN
                             AMONG DAOU SYSTEMS, INC.,
                           NASDAQ MARKET INDEX AND PEER
                                    GROUP INDEX

------------------------------------------------------------------------------------------------------------------------
                      2/13/97    3/31/97    6/30/97    9/30/97    12/31/97    3/31/98    6/30/98    9/30/98    12/31/98
------------------------------------------------------------------------------------------------------------------------
DAOU SYSTEMS, INC.   $100.00      75.00     177.78     347.22     347.22     217.33      254.22       63.89      68.44
------------------------------------------------------------------------------------------------------------------------
NASDAQ COMPUTER &
DATA PROCESSING
INDEX                $100.00      92.61     118.76     129.87     122.57     162.01      179.80      169.48     219.47
------------------------------------------------------------------------------------------------------------------------
NASDAQ MARKET INDEX-
U.S. COMPANIES       $100.00      93.47     110.61     129.31     121.28     141.65      145.75      131.95     170.18
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


                   ASSUMES $100 INVESTED ON FEB. 13, 1997
                        ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING DEC. 31, 1998

     The above graph assumes that $100.00 was invested in the Common Stock and in each index on February 13, 1997, the effective date of the Company's initial public offering. Although the Company has not declared a dividend on its Common Stock, the total return for each index assumes the reinvestment of dividends. Stockholder returns over the period presented should not be considered indicative of future returns. Pursuant to regulations of the SEC, the graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                                    PROPOSAL TWO
                        RATIFICATION OF INDEPENDENT AUDITORS
                             (ITEM 2 ON THE PROXY CARD)

     The Board has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Meeting. Ernst & Young LLP has audited the Company's financial statements annually since March 1995. Its representatives are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-Laws or otherwise. The Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. In the event that the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change could be in the best interests of the Company and its stockholders.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

OTHER BUSINESS

     The Company is not aware of any other matters to be presented at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares that they represent in accordance with their best judgment.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Proposals that stockholders desire to have included in the Company's proxy materials for next year's Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices (5120 Shoreham Place, San Diego, California 92122) no later than February 23, 2000, and must satisfy the conditions established by the SEC for stockholder proposals to be included in such proxy materials.

FORM 10-K

     A copy of the Company's Annual Report for Fiscal 1998 is being mailed with this Proxy Statement to stockholders entitled to notice of the Meeting. At any stockholder's written request, the Company will provide without charge, a copy of the Annual Report for Fiscal 1998 which incorporates the Form 10-K as filed with the SEC, including the financial statements and a list of exhibits. If copies of exhibits are requested, a copying charge of $0.20 per page will be made. Requests should be sent to Investor Relations, DAOU Systems, Inc., 5120 Shoreham Place, San Diego, California 92122.

                                        By Order of the Board of Directors

                                        Fred C. McGee
                                        SECRETARY

                                  DAOU SYSTEMS
                              5120 SHOREHAM PLACE
                          SAN DIEGO, CALIFORNIA 92122

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints Georges J. Daou, Larry D. Grandia and Fred C. McGee, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of DAOU Systems, Inc. to be held at the Company's principal executive offices located at 5120 Shoreham Place, San Diego, California 92122, on Tuesday, June 22, 1999, at 9:30 a.m., local time, and at any adjournments thereof, and to vote as designated.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES TO THE BOARD OF DIRECTORS, "FOR" THE RATIFICATION OF INDEPENDENT AUDITORS AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                      YOUR VOTE IS IMPORTANT! PLEASE VOTE.

                          (Continued on reverse side)

1.    ELECTION OF CLASS III DIRECTORS


      FOR all nominees listed below      FOR all nominees listed below         WITHHOLD AUTHORITY
      / /                                EXCEPT AS MARKED TO THE CONTRARY.     TO VOTE FOR ALL NOMINEES LISTED BELOW.
                                         /  /                                  /  /

      Nominees: 1. David W. Jahns (Class III) 2. Larry D. Grandia (Class III)

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

--------------------------------------------------------------------------------

2.  RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

          Vote For  / /          Vote Against  / /         Abstain  / /

and to vote on such other business as may properly come before the meeting.


                                           Dated: ________________________, 1999


                                           _____________________________________
                                                Signature of Stockholder(s)

                                           _____________________________________
                                                Signature of Stockholder(s)

                                           Please sign exactly as name appears
                                           hereon. When shares are held by joint
                                           tenants, both should sign. When
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such. If a
                                           corporation, please sign in full
                                           corporate name by president or other
                                           authorized officer. If a partnership,
                                           please sign in partnership name by
                                           authorized person.

                             THANK YOU FOR VOTING.